UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 15, 2010
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     As described below under Item 5.07 of this Current Report, at the 2010 annual meeting of shareholders held on June 15, 2010, the shareholders approved an amendment (the “Incentive Plan Amendment”) to the PRGX Global, Inc. (“PRGX” or the “Company”) 2008 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan Amendment: (a) increases the available shares reserved under the Incentive Plan by 3,400,000 shares to a total of 5,400,000; (b) provides that only shares actually issued pursuant to awards will count against the available pool of shares; (c) provides that shares issued pursuant to awards granted after the effective date of the amendment, other than options or SARs (as defined in the Incentive Plan), will count as 1.41 shares against the available pool of shares; and (d) deletes a provision that granted the Board of Directors discretion in determining when a “Change in Control” occurs.
     The foregoing description of the Incentive Plan Amendment is qualified in its entirety by reference to the PRGX Global, Inc. 2008 Equity Incentive Plan, as amended and restated effective April 27, 2010, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the 2010 annual meeting of shareholders held on June 15, 2010, the shareholders of PRGX approved all proposals recommended by the Board of Directors as described in PRGX’s proxy statement which was mailed to shareholders on or about May 4, 2010.
     With respect to Proposal 1 (election of two Class II directors to serve until the 2013 annual meeting or until their successors are elected and qualified), the nominees received the following votes:

Director	Shares For	Shares Withheld	Broker Non-Votes
Patrick G. Dills	15,453,448	847,875	2,565,656
N. Colin Lind	15,706,810	594,513	2,565,656
     The Company’s directors serving in Class I and Class III did not stand for election at the annual meeting. The directors serving in Class III, David A. Cole and Philip Mazzilli, Jr., will continue to serve until the 2011 annual meeting of shareholders or until their successors are elected and qualified. The directors serving in Class I, Romil Bahl and Steven P. Rosenberg will continue to serve until the 2012 annual meeting of shareholders or until their successors are elected and qualified.
     With respect to Proposal 2 (to ratify BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2010), 18,830,362 shares, or 99.92% of the votes cast, voted for the proposal, 15,261 shares voted against the proposal, and 21,356 shares abstained from voting on the proposal.
     With respect to Proposal 3 (to approve an amendment to the PRGX Global, Inc. 2008 Equity Incentive Plan), 14,214,183 shares, or 87.36% of the votes cast, voted for the proposal, 2,056,985 shares voted against the proposal, 30,155 shares abstained from voting on the proposal, and there were 2,565,656 broker non-votes.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

	10.1	PRGX Global, Inc. 2008 Equity Incentive Plan, as amended and restated effective April 27, 2010.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: June 21, 2010

     EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	PRGX Global, Inc. 2008 Equity Incentive Plan, as amended and restated effective April 27, 2010.